UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 8, 2014
RAYONIER ADVANCED MATERIALS INC.
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER ADVANCED MATERIALS INC.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2014, Rayonier Advanced Materials Inc. (the “Company”) announced that Jack M. Kriesel, Senior Vice President, Advanced Materials, will retire from the Company effective December 31, 2014. Mr. Kriesel, who joined the Company’s predecessor in 1978, has held a series of senior roles during his 36-year tenure, and has been in his current position since 2009.
In connection with Mr. Kriesel’s retirement and in recognition of his many years of dedicated service, the Company has agreed that upon his retirement, Mr. Kriesel will be eligible to receive a cash incentive bonus for his 2014 service of $500,000, payable in the first week of 2015. Payment of this bonus is subject to the approval of the Compensation and Management Development Committee of the Company’s Board of Directors.
There are no family relationships among any of the Company’s directors, executive officers and Mr. Kriesel. There are no related party transactions between the Company and Mr. Kriesel that are reportable under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Kriesel’s retirement is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated September 8, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER ADVANCED MATERIALS INC. (Registrant)

BY:	/s/ BENSON K. WOO
Benson K. Woo
Senior Vice President and Chief Financial Officer

September 8, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release dated September 8, 2014	Filed herewith

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